Exhibit 10.3

SECOND AMENDMENT TO SUBLEASE AGREEMENT

THIS SECOND AMENDMENT TO SUBLEASE AGREEMENT (this “Amendment”) is made as of May 11, 2022, by and between Surface Oncology, Inc., a Delaware corporation (“Sublessor”), and EQRx International, Inc. (formerly known as EQRx, Inc.), a Delaware Corporation (“Sublessee”).

RECITALS

A.Pursuant to that certain Lease Agreement dated as of May 13, 2016, as amended by that certain First Amendment to Lease dated as of February 28, 2017 (“First Amendment”), that Second Amendment to Lease dated as of May 22, 2018 (“Second Amendment”), and that Third Amendment to Lease dated as of April 30, 2020 (“Third Amendment, and, collectively, as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Prime Lease”), BMR-HAMPSHIRE LLC (“Prime Lessor”), as lessor, leases to Sublandlord, as lessee, a portion of the building located at 50 Hampshire Street, Cambridge, Middlesex County, Massachusetts (the “Premises” or the “Building”), upon and subject to the terms and conditions set forth in the Prime Lease.
B.Pursuant to that certain Sublease (the “Sublease”) made as of December 16, 2019, as amended by that certain First Amendment to Sublease Agreement executed as of July 9, 2020, by and between Sublessor and Sublessee, Sublessor subleases to Sublessee a portion of the Premises consisting of approximately 33,529 rentable square feet of the Premises (the “Subleased Premises”).
C.WHEREAS, Sublessor and Sublessee desire to extend the term of the Sublease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Effective Date.  The “Effective Date” of this Amendment shall be the earliest date on or after May [  ], 2022 that each of the following shall have occurred:

(a)Each of Sublessor and Sublessee shall have unconditionally received a fully executed counterpart of this Amendment; and

(b)Prime Lessor shall have provided its fully executed written consent to the parties hereto (in a form acceptable to the parties hereto) to this Amendment.

Promptly after the occurrence of the Effective Date, Sublessor and Sublessee shall confirm the Effective Date in writing.

2.           Amendment of Sublease.Effective as of the Effective Date, the Sublease shall be deemed amended as follows:

Sublease of Subleased Premises.  The clause “Expiration Date” in Section 1 is hereby deleted and hereby replaced with the following:

Sublease Extension Expiration Date (as defined below)

Term.Section 2 of the Sublease shall be amended by deleting “the date that is thirty-six (36) full calendar months after the Commencement Date (the “Expiration Date”), unless sooner terminated as set forth herein” and inserting in place thereof the following:

July 31, 2024 (the “Sublease Extension Expiration Date”), unless sooner terminated or extended as set forth herein

Base Rent. Paragraph (a) of Section 4 of the Sublease shall be amended by deleting such paragraph (a) in its entirety inserting in place thereof the following:

(a)Sublessee shall pay to Sublessor the following base rent for the Subleased Premises (the “Base Rent”). The Base Rent and the Extra Rent (as defined below) shall be collectively referred to in this Sublease as the “Rent”.

Lease Period	Monthly Installment of Base Rent	Annual Base Rent
Commencement Date through date that is one (1) month after the Commencement Date	$0	N/A
Rent Commencement Date – the date that is 12 full calendar months thereafter	$210,953.29	$2,531,439.50
Month 13 after Rent Commencement Date – Month 24	$217,281.89	$2,607,382.69
Month 25 after Rent Commencement Date – Month 36	$223,800.35	$2,685,604.17
February 1, 2023-March 31, 2023	$202,850.45	N/A
April 1, 2023-March 31, 2024	$205,644.53	N/A
April 1, 2024-July 31, 2024	$208,438.62	N/A
August 1, 2024-January 31, 2025 (“Extension Option”)	$208,438.62	N/A

Right to Cure Defaults.  The clause “Expiration Date” in Section 17 is hereby deleted and hereby replaced with the following:

Sublease Extension Expiration Date

3.Extension Option. Subject to the Sublandlord deciding to retake possession of the Premises, Subtenant shall have one (1) option to extend the Sublease for six (6) months at the then-current rate, which additional six-month period would commence as of the Sublease Extension Expiration Date. Sublandlord shall provide written notice (“July 31, 2024 Repossession Notice”) to Subtenant on or before September 30, 2023 as to Sublandlord’s decision to retake possession of the Premises.  If Sublandlord does not provide the July 31, 2024 Repossession Notice on or before September 30, 2023, then Subtenant shall have the right to provide written notice on or before October 31, 2023 (“Extension Option Notice”) to Sublandlord of Subtenant’s desire to extend the Sublease Extension Expiration Date. Time is of the essence.
4.	Miscellaneous.
a.This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Amendment may be amended only by an agreement in writing, signed by the parties hereto. This Amendment is effective as of the date first set forth above.
b.This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, successors in interest and shareholders.
c.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
d.Except as amended and/or modified by this Amendment, the Sublease is hereby ratified and confirmed and all other terms of the Sublease shall remain in full force and effect, unaltered and unchanged by this Amendment.  In the event of any conflict between the provisions of this Amendment and the provisions of the Sublease, the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Sublease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.
e.Each entity that constitutes Sublessee and executes this Amendment shall be jointly and severally liable for Sublessee's obligations under this Amendment.

(Signatures on following page.)

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Second Amendment as an instrument under seal, as of the day and year first above written.

SUBLESSOR:

SURFACE ONCOLOGY, INC.

By: /s/ Robert Ross

Name: Robert Ross

Title: CEO

SUBLESSEE:

EQRX INTERNATIONAL, INC.

By: /s/ Melanie Nallicheri

Name: Melanie Nallicheri

Title: President & CEO